EXHIBIT     DESCRIPTION

EX-99.B1 (a)Agreement and Declaration of Trust, dated July 12, 1994, as amended May 31, 1995, is incorporated herein by reference to Exhibit 1 of Post-Effective Amendment No. 3 filed on January 29, 1996 (Accession #927793-96-000004).

            b)Amendment to the Declaration of Trust dated October 21, 1996 is included herein.

EX-99.B2 Amended and Restated Bylaws, dated May 17, 1995, are incorporated herein by reference to Exhibit 2 of Post-Effective Amendment No. 3 filed on January 29, 1996 (Accession # 927793-96-000004).

EX-99.B4 Specimen copy of American Century Capital Manager Fund's share certificate is incorporated herein by reference to Exhibit 4 to the Registration Statement filed on July 29, 1994.

EX-99.B5 Investment Advisory Agreement between American Century Manager Funds and Benham Management Corporation, dated June 1, 1995, is incorporated herein by reference to Exhibit 5 of Post-Effective Amendment No. 3 filed on January 29, 1996 (Accession # 927793-96-000004).

EX-99.B6 Distribution Agreement between American Century Manager Funds and American Century Investment Services, Inc. dated as of September 3, 1996, is incorporated herein by reference to Exhibit 6 of Post-Effective Amendment No. 30 to the Registration Statement of the American Century Government Income Trust filed on November 25, 1996 (Accession # 773674-96-000009).

EX-99.B8 Custodian Agreement between American Century Manager Funds and The Chase Manhattan Bank dated August 9, 1996 is incorporated herein by reference to Exhibit 8 to Post Effective Amendment No. 31 of American Century Government Income Trust filed on February 7, 1997 (Accession # 773674-97-000002).

EX-99.B9 Administrative Services and Transfer Agency Agreement between American Century Manager Funds and American Century Services Corporation dated as of September 3, 1996 is incorporated herein by reference to Exhibit 9 of Post-Effective Amendment No. 30 to the Registration Statement of the American Century Government Income Trust filed on November 25, 1996 (Accession # 773674-96-000009).

EX-99.B10   Opinion and consent of counsel as to the legality of the securities being registered, dated January 28, 1997, is incorporated herein by reference to Rule 24f-2 Notice filed on January 28, 1997 (Accession
            # 927793-97-000002).

EX-99.B11   Consent of KPMG Peat Marwick LLP, independent auditors, is included herein.

EX-99.B13   Written assurances that purchase representing initial capital were made for investment purposes only without any present intention of redeeming or reselling, dated October 12, 1994, is incorporated herein by reference to Exhibit 13 to Pre-Effective Amendment No. 1 filed on October 3, 1994.

EX-99.B14   (a) American Century Individual Retirement Account Plan, including all instructions and other relevant documents dated February 1992, is incorporated herein by reference to Exhibit 14(a) to the Registration Statement for American Century Investment Trust (File
            No. 33-65170) filed on June 28, 1993.

            (b) American Century Pension/Profit Sharing Plan, including all instructions and other relevant documents dated February 1992, is incorporated herein by reference to Exhibit 14(b) to the Registration Statement for American Century Investment Trust (File No. 33-65170) filed on June 28, 1993.

EX-99.B16   Schedule for computation of each performance quotation provided in response to Item 22 is included herein.

EX-99.B17   Power of Attorney dated March 4, 1996, is included herein.

EX-27.1     Financial Data Schedule